POWER OF ATTORNEY
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         I, the undersigned officer of Morgan Grenfell Investment Trust, a
Delaware business trust, do hereby constitute and appoint James E. Minnick and Mark G. Arthus and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them, and each of them acting singly, to sign for me, in my name and in the capacities indicated below, the Registration Statement on Form N-1A of Morgan Grenfell Investment Trust and any and all amendments to said Registration Statement to be filed by Morgan Grenfell Investment Trust under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, with respect to the offering of its shares of beneficial interest, and any and all other documents and papers relating thereto, and generally to do all such things in my name and on my behalf in the capacities indicated below to enable Morgan Grenfell Investment Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or either of them to any and all amendments to said Registration Statement.

         IN WITNESS WHEREOF, I have hereunto set my hand on this 30th day of October 1996.

                              /s/ John G. Alshefski
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                              John G. Alshefski
                              Treasurer and Chief
                              Financial Officer